                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of Smithway Motor Xpress Corp.
The Administrator of the Smithway Motor Xpress, Inc. 401(k)
    Retirement Savings and Investment Plan:


We consent to incorporation by reference in the registration statement (Nos. 333-10249, 333-10251, 333-21253, 333-81855, and 333-97195) on Form S-8 of
Smithway Motor Xpress Corp. of our report dated June 28, 2004, relating to the statements of net assets available for benefits of the Smithway Motor Xpress, Inc. 401(k) Retirement Savings and Investment Plan as of December 31, 2003 and 2002, the related statements of changes in net assets available for plan benefits for the years then ended, and the related schedule, which report appears in the December 31, 2003, Form 11-K of the Smithway Motor Xpress, Inc. 401(k) Retirement Savings and Investment Plan.



                                  /s/ KPMG LLP








Des Moines, Iowa
July 6, 2004